Exhibit 10.4

Non-Competition, Non-Solicitation and Confidentiality Agreement

You have been granted a Contingent Stock Performance Award and a Non-Qualified Stock Option Grant, (collectively, the “Award”) subject to the terms of the Company’s Restated 2003 Stock Incentive Performance Plan (the “Plan”) and Contingent Stock Performance Award Agreement and Stock Option Agreement for Employees between you and the Company.  As the Award states, to be entitled to any payment under the Award, you must accept the Award and agree to comply with the terms and conditions of this Agreement.

1.

Confidentiality.

You acknowledge that you have access to Confidential Information (as defined below) and that such Confidential Information is the property of Hasbro, Inc. (the “Company” or “Hasbro”), its Subsidiaries, and/or its or their licensors, suppliers or customers.  You agree specifically as follows, whether during your employment or following the termination thereof:

(a)

You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others.

(b)

You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with the Company.  You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.

(c)

You will abide by all applicable Company written policies and procedures regarding data or information security.

(d)

Upon the earlier of request or termination of employment, you agree to return to the Company, or if so directed by the Company, destroy any and all copies of materials in your possession containing Confidential Information.

Confidential Information includes any information you learn in connection with your work at Hasbro which is not generally known to the general public.  Confidential Information shall not include any information which is previously known to you without an obligation of confidence or is publicly disclosed either prior to or subsequent to your receipt of such information without breach of this Agreement, or is rightfully received by you from a third-party without obligation of confidence and other than in relation to your employment with the Company.

2.

Non-Competition/Non-Solicitation.

(a)

In consideration of the Award, you agree that while employed by Hasbro (including any of its affiliates) and for a period of one (1) year after your Date of Termination (as defined below) (including any of its affiliates), you will not, in the geographical area in which Hasbro or any of its affiliates does business or has done business, engage in any business or enterprise that would be competitive with any business of Hasbro in existence as of the Date of Termination.  This obligation shall preclude any such involvement, whether on a direct or indirect basis, and whether as an owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly held company.

(b)

The geographic area to which the restrictions of Section 2 (a) shall apply shall be limited to the geographic area in which the Company does business, has done business, or plans to do business as of your Date of Termination.

(c)

You agree that while employed by the Company and for a period of one (1) year after your Date of Termination, you shall not directly or indirectly solicit, induce or attempt to induce (other than a general solicitation not directed at the employees of the Company) either alone or in association with others, any employee or independent contractor of the Company to terminate his or her employment or his, her or its relationship with the Company or in any way assist or enable another person or entity, directly or indirectly, to solicit, induce or attempt to induce any individual, employee or independent contractor of the Company to terminate his/her employment or his, her or its relationship with the Company.

(d)

You agree that while employed by the Company and for a period of one (1) year after your Date of Termination, you shall not, directly or indirectly, acting alone or in association with others, solicit, divert or take away or attempt to solicit, divert or take away, the business of any current or prospective customers, accounts or business partners that were contacted, solicited or served by the Company while you were employed by the Company.

(e)

You acknowledge that the restrictions set forth in this Section 2 are necessary for the protection of the business and goodwill of the Company and its Subsidiaries and are material and integral to the Award.  You further acknowledge that the restrictions contained herein are reasonable for the protection of the business and good will of the Company and its Subsidiaries.  You agree that any breach, or threatened breach, of this Agreement is likely to cause the Company substantial and irrevocable harm.  In the event of any breach or threatened breach, you agree that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief without posting a bond or other security.  You also waive the adequacy of a remedy at law as a defense to such relief.

(f)

You agree that if you violate any of the provisions of this Section 2, you shall continue to be bound by the restrictions set forth herein until a period of one (1) year has expired without any violation of this Section 2.  You further agree that in the event you violate any of the provisions of this Section 2, and you are receiving any severance pay or benefits from the Company, the Company shall have no obligation to continue paying or providing to you any such severance pay or benefits and may recover from you the severance pay and benefits you previously received.

(g)

If any restriction set forth in this Section 2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

3.

Date of Termination.

Your “Date of Termination” shall be the first day after you are not employed by the Company or any entities directly or indirectly controlled by the Company (a “Subsidiary” or “Subsidiaries”), regardless of the reason for the termination of your employment; provided that your employment shall not be considered terminated by reason of your transfer between the Company and a Subsidiary or between two Subsidiaries; and further provided that your employment shall not be considered terminated while you are on an approved leave of absence from the Company or a Subsidiary.

4.

Disclosure of this Agreement.

You hereby authorize the Company to notify others, including but not limited to customers of the Company and any of your future employers or prospective business associates, of the terms and existence of this Agreement and your continuing obligations to the Company hereunder.

5.

Not Employment Contract.

You acknowledge that this Agreement does not constitute a contract of employment for any period of time and does not modify the at-will nature of your employment with the Company, pursuant to which both the Company and you may terminate the employment relationship at any time, for any or no reason, with or without notice.

6.

Entire Agreement.

This Agreement contains the entire Agreement and understanding of the parties hereto with respect to your obligations undertaken in consideration of the Award and does not supersede, but is in addition to, any obligations arising under any other agreements between you and the Company.  You agree that any change or changes in your duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

7.

Amendment.

This Agreement may be amended only by written agreement of you and the Company.

8.

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or by which it may be acquired or which may succeed to the Company’s assets or business, provided, however, that your obligations are personal and shall not be assigned by you.  You expressly consent to be bound by the provisions of this Agreement for the benefit of the Company and/or its Subsidiaries to which you may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

9.

Severabilitv.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the full extent permitted by law.  Any court determining the unenforceability of any provision shall have the power to reduce the scope or duration of such provision to render such provision enforceable.

10.

Waivers.

No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to the enforcement of or waiver of any right on any other occasion.

11.

Choice of Law and Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of Rhode Island (without reference to the conflicts of laws provisions thereof).  Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Rhode Island (or, if appropriate, a federal court located within the State of Rhode Island), and the Company and you each consent to the jurisdiction of such a court.  The Company and you each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

12.

Captions.

The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

HASBRO, INC.
Date: ______________________	By:____________________________
EMPLOYEE
Date:_______________________	_______________________________ Print Name _______________________________

  Signature